UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014 (August 13, 2014)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2014, LSI Corporation (“LSI”), an indirect, wholly-owned subsidiary of Avago Technologies Limited (“Avago”), and Avago, entered into an Asset Purchase Agreement with Intel Corporation (“Intel”), pursuant to which LSI has agreed to sell its Axxia networking products business and related assets to Intel for $650 million in cash. Consummation of the transaction is subject to the satisfaction or waiver of customary closing conditions and receipt of certain government approvals. The transaction is expected to close in the fourth calendar quarter of 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 13, 2014, entitled “Avago Agrees to Sell LSI’s Axxia Networking Business and Related Assets to Intel for $650 Million”

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address Avago’s expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Avago or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include our ability to integrate and realize the expected benefits from our acquisition of LSI; loss of our significant customers; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; fluctuation in the timing and volume of customer demand; increased dependence on the volatile, wireless handset market and on the enterprise storage market; delays, challenges and expenses associated with integrating acquired companies, including LSI and PLX, with our existing businesses, and our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI and PLX; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; rates of growth in our target markets; failure to complete our planned asset dispositions, including the sale of LSI’s flash businesses and the sale of the Axxia networking products business; the significant indebtedness incurred by us in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Report on Form 10-Q filed on June 10, 2014, and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 13, 2014, entitled “Avago Agrees to Sell LSI’s Axxia Networking Business and Related Assets to Intel for $650 Million.”